UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 17, 2015

IEH Corporation
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-5278

New York	13-5549348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E
Brooklyn, New York 11220
(Address and zip code of principal executive offices)

(718) 492-4440
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on November 17, 2015 at the Company’s offices in Brooklyn, New York. The results of the matters voted on by the shareholders are set forth below. Only shareholders of record as of the close of business on September 24, 2015 were entitled to vote at the Annual Meeting. As of the record date, 2,303,468 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,085,287 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

1.	Election of Directors

The shareholders voted to elect the following Class II directors by the votes indicated:

Nominee	For	Withheld
Allen Gottlieb	1,360,335	11,059
Gerald Chafetz	1,360,160	11,234

In addition, there were a total of 713,893 broker non-votes relating to this proposal.

2.	Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the Company’s definitive proxy statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
1,216,717	75,085	75,592	713,893

3.	Ratification of Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of Jerome Rosenberg, CPA, P.C. as the Company’s independent registered public accounting firm for the year ending March 25, 2016, by the following votes:

For	Against	Abstain	Broker Non-Votes
1,757,670	134	327,483	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Robert Knoth
Name: Robert Knoth
Title: Chief Financial Officer
Date: November 18, 2015